UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/26/2016

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2016, the Board of Directors (the “Board”) of UMB Financial Corporation (the “Company”) appointed Leroy J. Williams of Denver, Colorado—Vice President of Information Technology and Services at Ball Corporation—to fill the vacancy on the Board that had been created by the resignation of Warner L. Baxter. Mr. Williams was also appointed to serve on the Company’s Compensation Committee and Risk Committee.

Mr. Williams will receive the standard compensation provided by the Company to non-employee directors for their service on the Board during 2016, which in his case is comprised of (1) an annual cash retainer of $40,000, (2) an annual equity retainer consisting of fully vested shares of the Company’s common stock with a value of $45,000 on the grant date, and (3) a fee of $1,000 for each meeting of the Compensation Committee or the Risk Committee attended. There are no other arrangements or understandings between him and any other person pursuant to which he was selected as a director. The Company knows of no transactions between him, or any of his related persons, and the Company that need to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman And
Chief Financial Officer

Date: February 1, 2016